Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2022 SECOND QUARTER

New York, NY, August 4, 2022 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter ended June 30, 2022.
Financial Highlights:

Q2 2022 Consolidated Results
▪Q2 Revenue of $954 million, up 11% YoY; in line with guidance of up approximately 10%-14%
▪GAAP Operating income of $83 million vs. $28 million in Q2 2021
▪Consolidated Adjusted EBITDA of $237 million increased 29% YoY; in line with guidance of $225 million to $245 million
•Consolidated Adjusted EBITDA margin of 24.9%, up 345 bps from 21.4% in Q2 2021
▪Cash Flows from operating activities of $156 million
▪Free Cash Flow of $106 million; Free Cash Flow including $20 million of net proceeds from real estate sales was $127 million

Q2 2022 Digital Audio Group Continues Strong Growth and Profit Trajectory
▪Digital Audio Group Revenue of $253 million up 28% YoY
•Podcast Revenue of $86 million up 60% YoY
•Digital Revenue excluding Podcast of $167 million up 15% YoY
▪Segment Adjusted EBITDA of $79 million increased 45% YoY
•Digital Audio Group Adjusted EBITDA margin of 31.2%, up 380 bps from 27.4% in Q2 2021
Q2 2022 Multiplatform Group Momentum Continues
▪Multiplatform Group Revenue of $633 million up 5% YoY
▪Segment Adjusted EBITDA of $195 million increased 7% YoY
•Multiplatform Group Adjusted EBITDA margin of 30.7%, up 77 bps from 29.9% in Q2 2021

Strong Free Cash Flow Generation, Proactive Capital Structure Improvement and Debt Paydown
▪Free Cash Flow of $106 million; including $20 million of net proceeds from real estate sales, Free Cash Flow including net proceeds from real estate sales was $127 million
•Capital Expenditures of $50 million vs. $23 million in Q1 2022, driven primarily by accelerated real estate consolidation
▪Cash balance and total available liquidity1 of $295 million and $715 million, respectively, as of June 30, 2022
▪Repurchased $114 million principal balance of 8.375% Senior Unsecured Notes (at a discount to par) for $105 million in cash; expected to generate approximately $10 million of annualized interest savings
▪Replaced existing ABL Facility due 2023 with a new ABL Facility due May 2027

Guidance
▪Q3 Consolidated Revenue expected to increase by approximately 3%-7% YoY
▪July Consolidated Revenue up approximately 4% YoY
▪Q3 Consolidated Adjusted EBITDA expected to be $240 million to $255 million
▪Expect to make significant progress in 2022 towards the previously announced Net Debt to Adjusted EBITDA ("net leverage") target of approximately 4x

1 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Statement from Senior Management

“We’re pleased to report another quarter of solid results for iHeart in terms of consumer usage, revenue and earnings growth and, most importantly, strong Free Cash Flow generation. The Digital Audio Group continues to deliver industry-leading growth, and our Multiplatform Group continues to demonstrate that it is a growth engine for the company as well” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. “As the #1 audio company in America across broadcast radio, digital radio and podcasting – and the largest consumer reach audio company in the U.S. by far, we remain committed to building our businesses for future growth and continuing to deliver both trusted companionship to our listeners and significant and unique value to our advertising partners.”

"Bob and I are pleased that the company performed well this quarter, with Adjusted EBITDA of $237 million, and consolidated revenues up 11% year-over year – in line with the revenue guidance range we provided – despite the uncertain economic environment,” said Rich Bressler, President, Chief Operating Officer and Chief Financial Officer of iHeartMedia, Inc. “We remain focused on the generation of Free Cash Flow, continuing Adjusted EBITDA margin expansion, and making significant progress toward reducing our net leverage to 4x.”

Consolidated Results of Operations
Second Quarter 2022 Consolidated Results
Our consolidated revenue increased $92.4 million, or 10.7%, during the three months ended June 30, 2022 compared to the same period of 2021. The increase in consolidated revenue is attributable to the continued recovery from the macroeconomic effects of COVID-19 and the continuing growth of our operating businesses. Multiplatform revenue increased $27.5 million, or 4.5%, primarily resulting from strengthening demand for broadcast advertising, the return of live events and an increase in political advertising revenue as 2022 is a midterm election year. Digital Audio revenue increased $54.6 million, or 27.6%, driven primarily by continuing increases in demand for digital advertising and the continued growth of podcasting. Audio & Media Services revenue increased $9.9 million primarily due to the increase in political advertising revenue as 2022 is a midterm election year and the continued recovery from the impact of COVID-19.
Consolidated direct operating expenses increased $44.9 million, or 14.0%, during the three months ended June 30, 2022 compared to the same period of 2021. The increase in direct operating expenses was primarily driven by higher variable content costs resulting from our significant increase in revenue, including profit sharing expenses, third-party digital costs, and production costs related to the return of local and national live events.
Consolidated Selling, General & Administrative ("SG&A") expenses increased $6.4 million, or 1.7%, during the three months ended June 30, 2022 compared to the same period of 2021. The increase in Consolidated SG&A expenses was driven primarily by increased employee compensation costs related to increased workforce due to the investments in key infrastructure to support our growing digital operations, increased sales commission expenses as a result of higher revenue, and increased bad debt expense. These increases were partially offset by lower variable bonus accruals and a decrease in national trade and barter expenses primarily related to the timing of the iHeartRadio Music Awards show.
Our consolidated GAAP Operating income was $82.9 million compared to $28.1 million in the second quarter of 2021, which was driven by the continued recovery from the impact of COVID-19 on our businesses.
Adjusted EBITDA increased to $237.2 million compared to $184.5 million in the prior-year period.
The Company generated $155.8 million of cash from operating activities, compared to $29.1 million in the prior-year period, and Free Cash Flow was $106.1 million, compared to $(3.0) million in the prior-year period primarily due to an increase in cash flows from operations as the Company's businesses continued to recover from the impact of COVID-19.

Business Segments: Results of Operations
Second Quarter 2022 Multiplatform Group Results

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2022	2021	Change	2022	2021	Change
Revenue	$633,300	$605,850	4.5%	$1,204,460	$1,103,747	9.1%
Operating expenses[1]	438,804	424,452	3.4%	876,057	817,558	7.2%
Segment Adjusted EBITDA	$194,496	$181,398	7.2%	$328,403	$286,189	14.8%
Segment Adjusted EBITDA margin	30.7%	29.9%		27.3%	25.9%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Multiplatform Group increased $27.5 million, or 4.5% YoY, primarily as a result of the continued recovery from the impact of the COVID-19 pandemic. Broadcast revenue grew $12.2 million, or 2.7% YoY, driven by higher spot revenue and political advertising revenue as 2022 is a midterm election year, partially offset by lower trade and barter revenue due to the impact of the timing of the iHeartRadio Music Awards show, while Networks grew $3.9 million, or 3.2% YoY. Revenue from Sponsorship and Events increased by $9.5 million, or 33.2% YoY, primarily as a result of the return of live events.

Operating expenses increased $14.4 million, or 3.4% YoY, driven primarily by event costs related to the return of live events including the iHeart Country Festival, higher sales commissions in connection with the increase in revenue, and an increase in bad debt expense due to a credit in Q2 2021 related to the recovery of COVID-19 reserves recorded in 2020. These increases were partially offset by a decrease in trade and barter expense due to the impact of the timing of the iHeartRadio Music Awards show and lower variable bonus accruals.

Segment Adjusted EBITDA Margin increased YoY to 30.7% from 29.9%.

Second Quarter 2022 Digital Audio Group Results

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2022	2021	Change	2022	2021	Change
Revenue	$252,561	$197,930	27.6%	$466,780	$355,483	31.3%
Operating expenses[1]	173,678	143,640	20.9%	335,389	261,182	28.4%
Segment Adjusted EBITDA	$78,883	$54,290	45.3%	$131,391	$94,301	39.3%
Segment Adjusted EBITDA margin	31.2%	27.4%		28.1%	26.5%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Digital Audio Group increased $54.6 million, or 27.6% YoY. Digital, excluding Podcast revenue, grew $22.4 million, or 15.5% YoY, driven by increased demand for digital advertising. Podcast revenue increased by $32.3 million, or 60.4% YoY, driven by higher revenues from the development of new podcasts as well as growth from existing podcasts. Digital Audio Group revenue increased as a result of general increased demand for digital advertising and the growing popularity of podcasting.

Operating expenses increased $30.0 million, or 20.9% YoY, due to higher employee compensation costs related to increased workforce due to the investments in key infrastructure to support our growing digital operations and higher variable content expenses, third-party digital costs and profit share expenses attributable to higher revenue and the development of new podcasts.

Segment Adjusted EBITDA Margin increased YoY to 31.2% from 27.4%.

Second Quarter 2022 Audio & Media Services Group Results

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2022	2021	Change	2022	2021	Change
Revenue	$71,065	$61,175	16.2%	$131,922	$116,312	13.4%
Operating expenses[1]	48,995	40,704	20.4%	93,465	80,492	16.1%
Segment Adjusted EBITDA	$22,070	$20,471	7.8%	$38,457	$35,820	7.4%
Segment Adjusted EBITDA margin	31.1%	33.5%		29.2%	30.8%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Audio & Media Services Group increased $9.9 million, or 16.2% YoY, due to an increase in political advertising revenue as 2022 is a midterm election year and the continued recovery from the impact of COVID-19.

Operating expenses increased $8.3 million, or 20.4% YoY, primarily as a result of higher employee compensation related to seasonal (political) staffing, higher merchandising costs and a new purchase agreement with third-parties for specific inventory spots.

Segment Adjusted EBITDA Margin decreased YoY to 31.1% from 33.5%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$954,005	$861,605	$1,797,463	$1,568,270
Operating income (loss)	$82,869	$28,126	$95,204	$(48,230)
Adjusted EBITDA[1]	$237,185	$184,508	$382,403	$286,755
Net income (loss)	$15,182	$(31,960)	$(33,557)	$(274,016)
Cash provided by operating activities[2]	$155,801	$29,129	$103,589	$100,857
Free cash flow[1,2]	$106,148	$(2,982)	$31,379	$49,796
Free cash flow including net proceeds from real estate sales[1,2]	$126,617	$9,459	$55,214	$62,237

______________________________________________________
1 See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by (used for) operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.
2 We made cash interest payments from operations of $83.9 million in the three months ended June 30, 2022, compared to $85.5 million in the three months ended June 30, 2021. We made cash interest payments from operations of $160.0 million in the six months ended June 30, 2022, compared to $168.3 million in the six months ended June 30, 2021.

Certain prior period amounts have been reclassified to conform to the 2022 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of June 30, 2022, we had $294.8 million of cash on our balance sheet. For the six months ended June 30, 2022, cash provided by operating activities was $103.6 million, cash used for investing activities was $49.7 million and cash used for financing activities was $110.7 million.
Capital expenditures for the six months ended June 30, 2022 were $72.2 million compared to $51.1 million in the six months ended June 30, 2021. Capital expenditures during the six months ended June 30, 2022 increased primarily due to our real estate consolidation initiatives aimed at reducing our structural cost base.

As of June 30, 2022, the Company had $5,627.4 million of total debt and $5,332.6 million of Net Debt. The terms of our capital structure include no material maintenance covenants, and there are no material debt maturities prior to 2026, providing structural resilience. During the three months ended June 30, 2022, we repurchased $113.5 million in aggregate principal amount of iHeartCommunications Inc.'s 8.375% Senior Unsecured Notes due 2027 (at a discount to par) for $105.3 million in cash.
Cash balance and total available liquidity2 were $295 million and $715 million, respectively, as of June 30, 2022.

The Company believes its previously announced modernization initiatives and other cost saving actions - in combination with the Company’s resilient capital structure - have substantially expanded the Company’s financial flexibility and liquidity while positioning the Company for further margin improvement as advertising demand continues to normalize over time.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2022	2021	Change	2022	2021	Change
Broadcast Radio	$463,304	$451,142	2.7%	$879,785	$809,678	8.7%
Networks	127,532	123,586	3.2%	245,090	238,672	2.7%
Sponsorship and Events	38,064	28,585	33.2%	71,665	50,978	40.6%
Other	4,400	2,537	73.4%	7,920	4,419	79.2%
Multiplatform Group[1]	633,300	605,850	4.5%	1,204,460	1,103,747	9.1%
Digital ex. Podcast	166,880	144,502	15.5%	312,555	263,703	18.5%
Podcast	85,681	53,428	60.4%	154,225	91,780	68.0%
Digital Audio Group	252,561	197,930	27.6%	466,780	355,483	31.3%
Audio & Media Services Group[1]	71,065	61,175	16.2%	131,922	116,312	13.4%
Eliminations	(2,921)	(3,350)		(5,699)	(7,272)
Revenue, total	$954,005	$861,605	10.7%	$1,797,463	$1,568,270	14.6%

1 Excluding the impact of political revenue, Revenue from the Multiplatform Group and Revenue, total increased by 3.0% and 8.8% for the three months ended June 30, 2022 compared to the three months ended June 30, 2021, respectively. Excluding the impact of political revenue, Revenue from Audio & Media Services increased by 4.8% for the three months ended June 30, 2022 compared to the three months ended June 30, 2021. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.
2 Excluding the impact of political revenue, Revenue from the Multiplatform Group and Revenue, total increased by 8% and 13% for the six months ended June 30, 2022 compared to the six months ended June 30, 2021, respectively. Excluding the impact of political revenue, Revenue from Audio & Media Services increased by 8% for the six months ended June 30, 2022 compared to the six months ended June 30, 2021. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on August 4, 2022, at 4:30 p.m. Eastern Time. The conference call number is (888) 330-2446 (U.S. callers) and +1 (240) 789-2732 (International callers) and the passcode for both is 71596. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 770-2030 (U.S. callers) and +1 (647) 362-9199 (International callers) and the passcode for both is 71596. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network (TTWN); and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the company’s fast-growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 250 platforms and 2,000 devices; the company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Mike McGuinness
EVP, Deputy CFO, and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about expectations regarding economic recovery and the recovery of advertising revenue, expectations regarding the Company's digital transformation, financial performance of our segments, our expected costs and, savings of our modernization initiatives and other capital and operating expense reduction initiatives, our business plans, strategies and initiatives, our expectations about certain markets and our anticipated financial performance, liquidity, and net leverage are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to weak or uncertain global economic conditions; the impact of the COVID-19 pandemic; increased competition; dependence upon the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; impact of our substantial indebtedness; impact of acquisitions, dispositions and other strategic transactions; information technology and cyber-security risks; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection; risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2022	2021	Change	2022	2021	Change
Revenue	$954,005	$861,605	10.7%	$1,797,463	$1,568,270	14.6%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	365,382	320,515	14.0%	695,906	613,328	13.5%
Selling, general and administrative expenses (excludes depreciation and amortization)	379,057	372,640	1.7%	763,401	714,970	6.8%
Depreciation and amortization	110,788	127,945	(13.4)%	224,839	235,308	(4.4)%
Impairment charges	245	—	NM	1,579	37,744	(95.8)%
Other operating expense, net	15,664	12,379		16,534	15,150
Operating income (loss)	$82,869	$28,126		$95,204	$(48,230)
Depreciation and amortization	110,788	127,945		224,839	235,308
Impairment charges	245	—		1,579	37,744
Other operating expense, net	15,664	12,379		16,534	15,150
Share-based compensation expense	8,610	5,903		14,145	11,588
Restructuring expenses	19,009	10,155		30,102	35,195
Adjusted EBITDA[1]	$237,185	$184,508	28.5%	$382,403	$286,755	33.4%
Certain prior period amounts have been reclassified to conform to the 2022 presentation of financial information throughout the press release.
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by (used for) operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin and Net Debt under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$954,005	$861,605	$1,797,463	$1,568,270
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	365,382	320,515	695,906	613,328
Selling, general and administrative expenses (excludes depreciation and amortization)	379,057	372,640	763,401	714,970
Depreciation and amortization	110,788	127,945	224,839	235,308
Impairment charges[1]	245	—	1,579	37,744
Other operating expense, net	15,664	12,379	16,534	15,150
Operating income (loss)	82,869	28,126	95,204	(48,230)
Interest expense, net	81,494	84,887	160,713	170,008
Gain on investments, net	9,590	49,644	7,825	49,835
Equity in loss of nonconsolidated affiliates	(29)	(31)	(58)	(59)
Gain on extinguishment of debt	8,203	—	8,203	—
Other expense, net	(2,175)	(363)	(2,445)	(1,170)
Income (loss) before income taxes	16,964	(7,511)	(51,984)	(169,632)
Income tax benefit (expense)	(1,782)	(24,449)	18,427	(104,384)
Net income (loss)	15,182	(31,960)	(33,557)	(274,016)
Less amount attributable to noncontrolling interest	781	326	624	(7)
Net income (loss) attributable to the Company	$14,401	$(32,286)	$(34,181)	$(274,009)
1 Impairment charges in the six months ended June 30, 2022 and 2021 includes $1.4 million and $28.8, respectively, related to impairments of right-of-use assets and $0.2 million and $8.9 million, respectively, related to leasehold improvements as a result of proactive decisions by management to abandon and sublease a number of operating leases in connection with strategic actions to streamline the Company’s real estate footprint as part of the Company’s modernization initiatives aimed at reducing our structural cost base.

TABLE 3 - Selected Balance Sheet Information
Selected balance sheet information for June 30, 2022 and December 31, 2021:

(In millions)	June 30, 2022	December 31, 2021
Cash	$294.8	$352.1
Total Current Assets	1,372.1	1,472.9
Net Property, Plant and Equipment	716.2	782.1
Total Assets	8,701.1	8,881.3
Current Liabilities (excluding current portion of long-term debt)	757.5	848.7
Long-term Debt (including current portion of long-term debt)	5,627.4	5,738.9
Stockholders' Equity	893.4	915.8

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, and Free Cash Flow and Free cash flow including net proceeds from real estate sales for the three and six months ended June 30, 2022 and 2021, and Net Debt as of June 30, 2022. Adjusted EBITDA is defined as consolidated Operating income (loss) adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges and Other operating expense, net. Alternatively, Adjusted EBITDA is calculated as Net income (loss), adjusted to exclude Income tax (benefit) expense, Interest expense, net, Depreciation and amortization, Loss (gain) on investments, net, Gain on extinguishment of debt, Other expense, net, Equity in loss of nonconsolidated affiliates, net, Impairment charges, Other operating expense, net, Share-based compensation expense, and restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash provided by (used for) operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company's Consolidated Statements of Cash Flows. We define Free cash flow including net proceeds from real estate sales as Free Cash Flow further adjusted to include proceeds from real estate sales. We use Free Cash Flow and Free cash flow including net proceeds from real estate sales, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales are meaningful to investors because they provide them with a view of the Company's liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations; and include proceeds from real estate sales in the case of Free cash flow including net proceeds from real estate sales. In addition, we believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales helps improve investors' ability to compare our liquidity with that of other companies.
Since Free Cash Flow and Free cash flow including net proceeds from real estate sales are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, Cash provided by operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow and Free cash flow including net proceeds from real estate sales is not necessarily a measure of our ability to fund our cash needs.
The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents. We define the Net Debt to Adjusted EBITDA ratio as Net Debt divided by Adjusted EBITDA. The Company uses the Net Debt to Adjusted EBITDA ratio to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by (used for) operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Revenue and Adjusted EBITDA guidance for the quarter ending September 30, 2022 and net leverage guidance for December 31, 2022, which reflects anticipated Adjusted EBITDA for the year ending December 31, 2022 and net debt as of December 31, 2022. Our Earnings Call on August 4, 2022 may present guidance that includes Adjusted EBITDA and Free Cash Flow. A full reconciliation of the forecasted Adjusted EBITDA, Free Cash Flow and net debt on a non-GAAP basis to its most-directly comparable GAAP metrics, cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating income (loss)	$82,869	$28,126	$95,204	$(48,230)
Depreciation and amortization	110,788	127,945	224,839	235,308
Impairment charges[1]	245	—	1,579	37,744
Other operating expense, net[2]	15,664	12,379	16,534	15,150
Share-based compensation expense	8,610	5,903	14,145	11,588
Restructuring expenses	19,009	10,155	30,102	35,195
Adjusted EBITDA	$237,185	$184,508	$382,403	$286,755

1 Impairment charges in six months ended June 30, 2022 and 2021 includes $1.4 million and $28.8, respectively, related to impairments of right-of-use assets and $0.2 million and $8.9 million, respectively, related to leasehold improvements as a result of proactive decisions by management to abandon and sublease a number of operating leases in connection with strategic actions to streamline the Company’s real estate footprint as part of the Company’s modernization initiatives aimed at reducing our structural cost base.
2 Increase in Other operating expense, net is driven by non-cash net book losses recognized in relation to sales of real estate.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
Net income (loss)	$15,182		$(31,960)		$(33,557)		$(274,016)
Income tax (benefit) expense	1,782		24,449		(18,427)		104,384
Interest expense, net	81,494		84,887		160,713		170,008
Depreciation and amortization	110,788		127,945		224,839		235,308
EBITDA	$209,246		$205,321		$333,568		$235,684
Gain on investments, net	(9,590)		(49,644)		(7,825)		(49,835)
Gain on extinguishment of debt	(8,203)	—	—	—	(8,203)	—	—
Other expense, net	2,175		363		2,445		1,170
Equity in loss of nonconsolidated affiliates	29		31		58		59
Impairment charges	245		—		1,579		37,744
Other operating expense, net	15,664		12,379		16,534		15,150
Share-based compensation expense	8,610		5,903		14,145		11,588
Restructuring expenses	19,009		10,155		30,102		35,195
Adjusted EBITDA	$237,185		$184,508		$382,403		$286,755

Reconciliation of Cash Provided By Operating Activities to Free Cash Flow and Free cash flow including net proceeds from real estate sales

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash provided by operating activities	$155,801	$29,129	$103,589	$100,857
Purchases of property, plant and equipment	(49,653)	(32,111)	(72,210)	(51,061)
Free cash flow	106,148	(2,982)	31,379	$49,796
Net proceeds from real estate sales[1]	20,469	12,441	23,835	12,441
Free cash flow including net proceeds from real estate sales	$126,617	$9,459	$55,214	$62,237
1 During the three and six months ended June 30, 2022 and June 30, 2021, we continued to deploy capital expenditures to accelerate the proactive streamlining of our real estate footprint aimed at reducing our structural cost base. This initiative has succeeded in making certain real estate assets redundant, enabling the Company to sell such assets to partially fund the initiative’s gross capital expenditures.

Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2022	2021		2022	2021
Consolidated revenue	$954,005	$861,605	10.7%	$1,797,463	$1,568,270	14.6%
Excluding: Political revenue	(23,084)	(5,615)		(32,247)	(11,686)
Consolidated revenue, excluding political	$930,921	$855,990	8.8%	$1,765,216	$1,556,584	13.4%

Multiplatform Group revenue	$633,300	$605,850	4.5%	$1,204,460	$1,103,747	9.1%
Excluding: Political revenue	(13,470)	(4,223)		(19,135)	(7,633)
Multiplatform Group revenue, excluding political	$619,830	$601,627	3.0%	$1,185,325	$1,096,114	8.1%

Digital Audio Group revenue	$252,561	$197,930	27.6%	$466,780	$355,483	31.3%
Excluding: Political revenue	(1,397)	(205)		(2,672)	(668)
Digital Audio Group revenue, excluding political	$251,164	$197,725	27.0%	$464,108	$354,815	30.8%

Audio & Media Group Services revenue	$71,065	$61,175	16.2%	$131,922	$116,312	13.4%
Excluding: Political revenue	(8,217)	(1,187)		(10,440)	(3,385)
Audio & Media Services Group revenue, excluding political	$62,848	$59,988	4.8%	$121,482	$112,927	7.6%

Reconciliation of Total Debt to Net Debt

(In thousands)	June 30, 2022
Current portion of long-term debt	$675
Long-term debt	5,626,744
Total debt	$5,627,419
Less: Cash and cash equivalents	294,831
Net debt	$5,332,588

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended June 30, 2022
Revenue	$633,300	$252,561	$71,065	$—	$(2,921)	$954,005
Operating expenses(1)	438,804	173,678	48,995	58,264	(2,921)	716,820
Adjusted EBITDA	$194,496	$78,883	$22,070	$(58,264)	$—	$237,185
Adjusted EBITDA margin	30.7%	31.2%	31.1%			24.9%
Depreciation and amortization						(110,788)
Impairment charges						(245)
Other operating expense, net						(15,664)
Share-based compensation expense						(8,610)
Restructuring expenses						(19,009)
Operating income						$82,869
Operating margin						8.7%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended June 30, 2021
Revenue	$605,850	$197,930	$61,175	$—	$(3,350)	$861,605
Operating expenses(1)	424,452	143,640	40,704	71,651	(3,350)	677,097
Adjusted EBITDA	$181,398	$54,290	$20,471	$(71,651)	$—	$184,508
Adjusted EBITDA margin	29.9%	27.4%	33.5%			21.4%
Depreciation and amortization						(127,945)
Impairment charges						—
Other operating expense, net						(12,379)
Share-based compensation expense						(5,903)
Restructuring expenses						(10,155)
Operating income						$28,126
Operating margin						3.3%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Six Months Ended June 30, 2022
Revenue	$1,204,460	$466,780	$131,922	$—	$(5,699)	$1,797,463
Operating expenses(1)	876,057	335,389	93,465	115,848	(5,699)	1,415,060
Adjusted EBITDA	$328,403	$131,391	$38,457	$(115,848)	$—	$382,403
Adjusted EBITDA margin	27.3%	28.1%	29.2%			21.3%
Depreciation and amortization						(224,839)
Impairment charges						(1,579)
Other operating expense, net						(16,534)
Share-based compensation expense						(14,145)
Restructuring expenses						(30,102)
Operating income						$95,204
Operating margin						5.3%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Six Months Ended June 30, 2021
Revenue	$1,103,747	$355,483	$116,312	$—	$(7,272)	$1,568,270
Operating expenses(1)	817,558	261,182	80,492	129,555	(7,272)	1,281,515
Adjusted EBITDA	$286,189	$94,301	$35,820	$(129,555)	$—	$286,755
Adjusted EBITDA margin	25.9%	26.5%	30.8%			18.3%
Depreciation and amortization						(235,308)
Impairment charges						(37,744)
Other operating expense, net						(15,150)
Share-based compensation expense						(11,588)
Restructuring expenses						(35,195)
Operating loss						$(48,230)
Operating margin						(3.1)%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended March 31, 2022
Revenue	$571,160	$214,219	$60,857	$—	$(2,778)	$843,458
Operating expenses(1)	437,253	161,711	44,470	57,584	(2,778)	698,240
Adjusted EBITDA	$133,907	$52,508	$16,387	$(57,584)	$—	$145,218
Adjusted EBITDA margin	23.4%	24.5%	26.9%			17.2%
Depreciation and amortization						(114,051)
Impairment charges						(1,334)
Other operating expense, net						(870)
Share-based compensation expense						(5,535)
Restructuring expenses						(11,093)
Operating income						$12,335
Operating margin						1.5%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.